UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

SYNERGY PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2012

New York, New York 10170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 297-0020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on December 12, 2018, Synergy Pharmaceuticals Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, Synergy Advanced Pharmaceuticals, Inc., a Delaware corporation filed voluntary petitions for relief (the “Chapter 11 Filings”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York.

On December 12, 2018, the Company received a Staff Delisting Determination letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the Staff determined that the Company’s securities would be delisted from Nasdaq unless the Company requested an appeal of such determination.

The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) on December 19, 2018. On January 24, 2019, the Company attended a hearing before the Panel and the Panel issued a decision continuing the Company’s listing for a period of time.   On March 1, 2019, the Company informed the Panel in writing that it would sell certain of its assets to Bausch Health Companies, Inc., the stalking horse bidder, as it had received no other qualified bids.

On March 6, 2019, the Company received a written notice from Nasdaq that the Company’s common stock would be delisted from Nasdaq at the open of business on March 8, 2019.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Filings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Filings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

A plan of reorganization or liquidation may result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Dated: March 8, 2019	By:	/s/ Troy Hamilton
Troy Hamilton
Chief Executive Officer